Exhibit 4.1

EXECUTION COPY

Confidential Treatment Requested.

Confidential portions of this document have been redacted and have been separately filed with the Commission.

VERTEX PHARMACEUTICALS INCORPORATED

$155,000,000

SECURED NOTES DUE 2012

INDENTURE

DATED AS OF SEPTEMBER 30, 2009

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE AND COLLATERAL AGENT

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

i

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

LIST OF EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTE GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF SECURITY AGREEMENT

v

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CROSS-REFERENCE TABLE

Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of September 30, 2009.

TRUST INDENTURE	INDENTURE
ACT SECTION	SECTION
§310(a)(l)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
§311(a)	7.11
(b)	7.11
(c)	N.A.
§312(a)	2.05
(b)	13.03
(c)	13.03
§313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
§314(a)	4.04; 4.11
(b)	11.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	11.03
(d)	11.03
(e)	13.05
(f)	13.14
§315(a)	7.01 (b)
(b)	7.05
(c)	7.01 (a)
(d)	7.01 (c)
(e)	6.11
§316(a)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(b)	6.07
(c)	N.A.
§317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§318(a)	13.01

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

INDENTURE

THIS INDENTURE is dated as of September 30, 2009 (this “Indenture”), by and among VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the “Company”), the corporations and other entities, if any, from time to time parties hereto as Guarantors (each, a “Guarantor” and collectively, the “Guarantors”, as more fully defined below) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

RECITALS

The Company has duly authorized the creation and issue of its Secured Notes due 2012 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Accreted Value” means an amount per $1,000 principal amount at maturity of the Notes that is equal to (a) as of any date prior to October 31, 2012, $788.49 accreted at the daily compounding rate equivalent to 8% per year from the Issue Date through the date of determination, computed on the basis of a 365-day year, and (b) as of October 31, 2012, or any date thereafter, $1,000.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Affiliate” of any specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.  For purposes of this definition, “control” (or its derivatives) shall mean the possession, direct or indirect, of the power or ability to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting securities or beneficial interest, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” has the meaning set forth in Section 2.02 hereof

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors as now or hereinafter constituted.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following events from and after the Issue Date:

(i)            any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act or any successor provision to the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d—5(b)(1) under the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exchange Act, other than the Company, any of its Subsidiaries or any of its employee benefit plans, is or becomes the “beneficial owner” (as defined in Rule 13d—3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

(ii)           the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d)(3) of the Exchange Act) or any person consolidates or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than (x) any transaction that (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, and (B) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(iii)          during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

(iv)          the Company’s stockholders approve a plan of liquidation or dissolution.

“Change of Control Offer” has the meaning set forth in Section 4.08 hereof.

“Change of Control Payment” has the meaning set forth in Section 4.08 hereof.

“Change of Control Payment Date” has the meaning set forth in Section 4.08 hereof.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Clearstream” means Clearstream, société anonyme Luxembourg (or any successor securities clearing agency).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means, collectively, the assets and property (and rights and interests in assets and property), now owned or hereafter acquired, of any Person, subject to, or intended or required to be subject to, the Liens created by the Collateral Documents.

“Collateral Agent” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Documents” means, collectively, the Security Agreement and all other pledges, agreements, financing statements, mortgages or other filings or documents that create or perfect or purport to create or perfect a Lien in any property or assets in favor of the Collateral Agent (for the benefit of the Trustee and the Holders of Notes), as they may be amended, modified, supplemented, restated, amended and restated or replaced from time to time, and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation, its successors and assigns.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Covenant Defeasance” has the meaning set forth in Section 8.03 hereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under any Bankruptcy Law.

“Debtor Relief Laws” means the Title 11 of the U.S. Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of the Notes attached hereto as Exhibit A and that does not include the information called for by footnotes 1, 2 and 4 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

“Documents” has the meaning set forth in Section 13.15 hereof.

“DTC” has the meaning set forth in Section 2.03 hereof.

“Euroclear” means Euroclear Bank, SA/NV as operator of the Euroclear Clearance System (or any successor securities clearing agency).

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Existing Notes” shall mean Vertex’s 4.75% Convertible Senior Subordinated Notes due 2013.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” means a Note that contains the information called for by footnote 1, the paragraphs referred to in footnote 2 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A.

“Global Note Legend” means the legend set forth in Section 2.06(g)(iv), which is required to be placed on all Global Notes issued under this Indenture.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit are pledged.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantor” means any Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns until released from its obligations under its Note Guarantee and this Indenture in accordance with the terms of this Indenture.  As of the Issue Date, there are no Guarantors.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” mean the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued on the Issue Date or thereafter in a denomination equal to the outstanding principal amount at maturity of the Notes sold to Institutional Accredited Investors.

“Indebtedness” when used with respect to any Person, and without duplication, means:

(i)            all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such person in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of goods, materials or services;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(ii)           all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(iii)          all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(iv)          all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v)           all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv);

(vi)          any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii)         any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501 (a) (1), (2), (3), (7) under the Securities Act, who is not also a QIB.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Janssen” shall mean Janssen Pharmaceutica, N.V., a Belgium corporation, including its successors and assigns.

“Janssen Agreement” shall mean the License, Development, Manufacturing and Commercialization Agreement by and between the Company and Janssen effective as of June 30, 2006, as such agreement is amended and in effect on the date hereof, together with the Janssen Consent, except as expressly set forth herein, as each may be amended and/or restated from time to time after the date hereof in accordance with the terms of this Indenture and any new, substitute or amended agreement by and between the Company and Janssen relating to the Milestone Payments to be made after the date hereof in accordance with the terms of this Indenture.

“Janssen Consent” means all consents and other agreements necessary under the Jansen Agreement for the Company to grant a security interest in favor of the Collateral Agent in accordance with the terms of this Indenture and the Collateral Documents and the consummation of the other transactions contemplated by the Indenture and the Collateral Documents, including any consents required under Section 15.2 of the Janssen Agreement.

“Legal Defeasance” has the meaning set forth in Section 8.02 hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, The Grand Duchy of Luxembourg  or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, mortgage, option, right of first refusal, privilege, pledge, liability, covenant or order, or any encumbrance, restriction, right or claim of any other Person or Governmental Authority of any kind whatsoever, whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown, provided that nothing herein shall prohibit any of the above created solely in favor of the Collateral Agent for the benefit of the Trustee and the Holders by the Collateral Documents.

“Liquidated Damages” means as of the respective date of determination, a Dollar amount that is equal to (a) as of any date prior to October 31, 2012,  an

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

amount calculated using the formula “1000 times (1-(1/ert))” where “e” and “r” have the meaning given such term in Section 4.14 hereof and “t” is a number that is equal to 1/365th of the difference between (i) 1,127 and (ii) the total number of days elapsed from the Issue Date to the date of determination and (b) as of October 31, 2012, or any date thereafter, $0.

“Maturity Date” means October 31, 2012.

[***].

[***].

[***].

[***].

“Milestone Payments” shall mean collectively [***]; (ii) (a) all additional amounts added to any of the milestone payments described above in clauses (i)(a) and (b) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payments described above in clauses (i)(a) and (b) pursuant to Section 9.10 of the Janssen Agreement and (b) the Holders’ Pro Rata Portion of all additional amounts added to the milestone payment described above in clause (i)(c) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payment described above in clause (i)(c) pursuant to Section 9.10 of the Janssen Agreement; (iii) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described in clauses (i) and (ii) above; and (iv) all proceeds (as defined under the UCC) of the foregoing.

“Note Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means a Guarantee of the Notes pursuant to Article X hereof, including a notation in the Notes substantially in the form included in Exhibit E, and any supplemental indenture pursuant to which any Person becomes a Guarantor.

“Note Purchase Agreement” means the note purchase agreement dated as of the date of this Indenture by and between the Company and Olmsted Park S.A., as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.

“Note Obligations” means (i) all Accreted Value of, interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding), and Liquidated Damages, if any, on any Note, (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Company or any

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Guarantor (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Indenture, the Notes or any Collateral Document, (iii) all expenses of the Trustee or the Collateral Agent (or any agent or sub-agent thereof) under this Indenture as to which the Trustee or the Collateral Agent or one or more of such agents have a right to reimbursement or under any other similar provision of any Collateral Document, including, without limitation, any and all sums advanced by the Trustee or the Collateral Agent to preserve the Collateral or preserve its security interests, mortgages or Liens in the Collateral to the extent permitted under this Indenture, the Notes or any other Collateral Document or applicable law, and (iv)  in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Company or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to the Notes, this Indenture, the Note Guarantees or any other Collateral Document, together in each case with all renewals, modifications, consolidations or extensions thereof.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Senior Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the controller, the treasurer, the assistant treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel (who may be counsel to, in-house counsel for or an employee of the Company) that meets the requirements of Section 13.05 hereof.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth in Section 2.03 hereof.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Payment Default” has the meaning set forth in Section 6.01 hereof.

“Payments from Collateral” has the meaning set forth in Section 14.02(b).

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization of any kind.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(iii) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Prohibited Amendment” shall mean any amendment, modification, restatement or supplement of any provision of the Janssen Agreement that changes in any way (i) the event underlying any of the Milestone Events, (ii) the amount of any of the Milestone Payments or (iii) the timing of the payment of any of the Milestone Payments by Janssen after achievement of the applicable Milestone Event by Janssen.  For avoidance of doubt, any termination of the Janssen Agreement shall not be deemed a Prohibited Amendment.

“Pro Rata Portion” shall mean, with respect to the Holders[***] and, with respect to the Company[***].

“Purchase Documents” means the Note Purchase Agreement and all related documents.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registrar” has the meaning set forth in Section 2.03 hereof.

“Regulations S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Section 9.2.2 Notice” shall have the meaning set forth in Section 4.12(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Security Agreement” means the security agreement, dated as of the Issue Date, among the Company, the other parties thereto from time to time, and the Collateral Agent, substantially in the form of Exhibit G, as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.

“Senior Debt” shall mean the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company or any of its Subsidiaries, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company or any of its Subsidiaries (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for: (i) the Existing Notes; (ii) Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Notes or the Existing Notes or expressly provides that such Indebtedness is equal in right of payment with or junior in right of payment to the Notes or Existing Notes; and (iii) Indebtedness between or among the Company and any of its Subsidiaries.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding Capital Stock having at least a majority of votes entitled to be cast in the election of directors (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time be owned, directly or indirectly, by such Person or by another subsidiary of such Person or (ii) any other Person of which at least a majority voting interest (or, if there are no such voting interests, 50% or more of the equity interests) under ordinary circumstances is at the time owned, directly or indirectly, by such Person or by another subsidiary of such Person.

“Surviving Entity” has the meaning set forth in Section 5.01 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date of this Indenture.

“Transfer Restricted Securities” means securities that bear or are required to bear the legend set forth in Section 2.06(g)(iii) hereof.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Increases and Decreases of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02.          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.03.          Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           words in the singular include the plural, and in the plural include the singular;

(d)           references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(e)           references to “property and assets” or “property” or “assets” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock; and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(f)            unless otherwise specifically provided by the terms of this Indenture, references to approvals, consents, or directions of the Holders of the Notes shall be deemed to refer to approvals, consent or directions of the Holders of a majority in principal amount at maturity of the Notes outstanding on the applicable date.

ARTICLE II.

THE NOTES

Section 2.01.          Form and Dating.

(a)         General.  The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form included in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.  The notations of the Note Guarantees shall be substantially in the form of Exhibit E hereto, the terms of which are incorporated in and made part of this Indenture.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $50,000 of principal amount at maturity and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is $155,000,000 in principal amount at maturity of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to the terms of this Indenture.

(b)        Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1, 2 and 4 thereto).  Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 2 and 4 thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)         Euroclear and Clearstream Procedures Applicable.  The provisions of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.          Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by two Officers (“Authentication Order”), authenticate the Notes in an aggregate principal amount at maturity of $155,000,000.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Sections 2.07 and 9.05 hereof.  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.          Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”).  The Company appoints the Trustee to, and the Trustee agrees to, maintain an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Registrar without notice to any Holder but may only change the Paying Agent or appoint additional Paying Agents with the prior written consent of the Holders of a majority in aggregate principal amount at maturity of Notes outstanding.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

The Company initially appoints the Trustee to act as Depositary with respect to the Global Notes; provided, that upon the request of Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes, the Company shall appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes and shall take all actions required by DTC in connection therewith.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value, Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money received from the Company or a Subsidiary.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall, or shall cause the Registrar to, furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA §312(a).

Section 2.06.          Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will not be exchanged by the Company for Definitive Notes unless (i) the Depositary (A) notifies the Company that it is unwilling or

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary within ninety (90) days of delivery of such notice or (B) has ceased to be a clearing agency registered under the Exchange Act, and the Company fails to appoint a successor depositary within ninety (90) days of delivery of such notice or (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.  Beneficial interests in a Global Note may also be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture.  In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.    Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof , and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

certifications and certificates and opinion of counsel required by item (3) thereof, if applicable.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(v)           Euroclear or Clearstream.  Through and including the 40th day after the Issue Date, beneficial interests in the Regulation S Global Note may be held only through Euroclear or Clearstream, unless transferred to a person that takes delivery through a Rule 144A Global Note.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount at maturity of beneficial interests transferred.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

and, in each such case set forth in this subparagraph (ii), if the Registrar or the Company so requests, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved]

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            [Reserved]

(ii)           Tax Legend.

Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE ISSUE PRICE OF THIS NOTE WAS 78.8494% OF ITS PRINCIPAL AMOUNT; THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $211.51 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000; THE ISSUE DATE IS SEPTEMBER 30, 2009; AND THE YIELD TO MATURITY IS 8.00% PER YEAR.

(iii)          Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF VERTEX PHARMACEUTICALS INCORPORATED (THE “COMPANY”) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(iv)          Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

Furthermore, if DTC is the Depository of the Global Notes, each Global Note shall bear a legend in substantially the following form:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.08 and 9.05 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)           The Trustee shall have no obligation or duty to monitor, determine of inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Notes or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture.  The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 2.07.          Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee each may charge for their respective expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, the Note ceases to be outstanding, its Accreted Value will cease to accrete and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 2.09.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10.          Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee (and no one else) shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.          Defaulted Interest.

If the Company defaults in a payment of Accreted Value, Liquidated Damages, if any, or any other Note Obligation, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE III.

REDEMPTION AND PREPAYMENT

Section 3.01.          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company shall furnish to the Trustee, at least 5 Business Days (or such shorter period as shall be acceptable to the Trustee) before the applicable redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price, including the Accreted Value and Liquidated Damages components of the redemption price.  If the Company is required to redeem Notes pursuant to the mandatory redemption provisions of Section 3.08(b) hereof, the Company shall furnish to the Trustee, at least 2 Business Days before the applicable redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount at maturity of Notes to be redeemed and (iii) the redemption price, including the Accreted Value and Liquidated Damages components of the redemption price.

Section 3.02.          Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows:

(1)           in compliance with the requirements of the principal national securities exchange or the Nasdaq Stock Market, as the case may be, on which the Notes are listed; or

(2)           if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption.  No Notes of $50,000 or less shall be redeemed in part.  Notices of redemption shall be electronically delivered or mailed by first class mail at least 2 but

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

not more than 5 Business Days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On and after the redemption price is paid to the Holder thereof, Accreted Value will cease to accrete and interest will cease to accrue on such Notes or portions of them called for redemption.

Section 3.03.          Notice of Redemption.

At least 2 Business Days but not more than 5 Business Days before a redemption date (which redemption date must be on or before the Maturity Date), the Company shall electronically deliver or cause to be electronically delivered or mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Company defaults in making such redemption payment, Accreted Value on Notes called for redemption ceases to accrete and interest on Notes called for redemption ceases to accrue, in each case, on and after the redemption date and Liquidated Damages shall be calculated as of the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 5 Business Days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.          Deposit of Redemption Price.

On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of (including any Liquidated Damages) and accrued interest on all Notes to be redeemed on that date.  If the Company or a Subsidiary is the Paying Agent, any deposit with the Paying Agent shall not be deemed to be made unless the Company deposits the applicable amount in the separate trust fund established pursuant to Section 2.04. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, Accreted Value shall cease to accrete, Liquidated Damages shall be calculated as of the redemption date, and interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid Accreted Value and Liquidated Damages, if any, from the redemption date until such Accreted Value and Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid Accreted Value and Liquidated Damages, if any, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Payments made hereunder shall be made to the Trustee or Paying Agent no later than 11 a.m. on the applicable redemption date.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 3.06.          Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.          Optional Redemption.

The Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 2 nor more than 5 Business Days’ prior notice electronically delivered or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus Liquidated Damages, if any, and accrued and unpaid interest, if any, as of the applicable redemption date.

Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08.          Mandatory Redemption.

(a)           Except as set forth in subsection (b) below and except with respect to Change of Control Offers, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(b)           Upon the occurrence of a Milestone Event as defined in the Janssen Agreement as in effect on the date of this Indenture (whether or not the Janssen Agreement is still in effect or has been terminated or amended after the Issue Date and regardless of whether the Milestone Event is achieved by Janssen, the Company or a licensee or successor of the Company or an acquirer of assets from the Company) , the Company shall redeem for cash, no later than the earlier of (i) five (5) Business Days after the Company’s receipt of the applicable Milestone Payment or (ii) 45 days after the occurrence of the applicable Milestone Event, the maximum principal amount at maturity of Notes that may be redeemed with the amount of the applicable Milestone Payment achieved, under the Janssen Agreement as in effect on the date of this Indenture, upon the occurrence of the applicable Milestone Event, at a redemption price in cash in an amount equal to 100% of the Accreted Value thereof, plus Liquidated Damages, if any to the date fixed for the closing of such redemption in accordance with the procedures set forth in this Indenture.  In the event the Company redeems Notes pursuant to clause (ii) on a date before Janssen delivers the applicable Milestone Payment to the Company (or to the Trustee or Collateral Agent pursuant to the terms of the Collateral Documents) that otherwise would have been used to redeem such Notes, the Company shall be entitled to any amounts subsequently paid by Janssen to the Company (or to the Trustee or Collateral Agent pursuant to the terms of the Collateral Documents) with respect to such

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Milestone Payment and, (i) the Trustee and the Collateral Agent shall assign their respective rights to receive such Milestone Payment from Janssen to the Company and shall instruct Janssen in writing to pay such Milestone Payment directly to the Company, (ii) such amount owed or paid by Janssen shall not be used to redeem any portion of the Notes under this Section 3.08 nor shall such amount be considered Collateral under this Indenture or the Collateral Documents and (iii) if Janssen pays any such amounts with respect to such Milestone Payment to the Trustee or the Collateral Agent under the Collateral Documents, the Trustee or Collateral Agent shall promptly turn over such amount to the Company by wire transfer of immediately available funds to an account designated by the Company.

Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE IV.

COVENANTS

Section 4.01.          Payment of Notes.

The Company shall pay or cause to be paid the Accreted Value of, Liquidated Damages, if any, and interest on the Notes, if any, on the dates and in the manner provided in the Notes.  Accreted Value, Liquidated Damages, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all Accreted Value, Liquidated Damages, if any, and interest then due.

The Company shall pay interest (and any Guarantor shall be obligated for the payment of any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Company, whether or not allowed or allowable as a claim against the Company in such proceeding) on overdue Accreted Value and Liquidated Damages, if any, at the rate equal to 12% per annum to the extent lawful.  The Company shall pay interest (and any Guarantor shall be obligated for the payment of any such interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Company, whether or not allowed or allowable as a claim against the Company in such proceeding) on overdue installments of interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

All payments under this Indenture and the Notes shall be made in the City and State of New York except as otherwise provided in the Notes or as otherwise agreed by the Company and the recipient of such payment.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 4.02.          Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company also from time to time may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.          Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to the officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon the Company or any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04.          [Reserved.]

Section 4.05.          Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted herein (or in any Collateral Document) to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.          Collateral.

Except as permitted by Section 4.12(d) hereof, the Company shall not, directly or indirectly, sell, transfer, assign, lease, license, sublicense, convey or otherwise directly or indirectly dispose of any of the Collateral or any interest therein, or create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on or with respect to any of the Collateral or any interest therein, or enter into any agreement to do any of the foregoing , provided, however, that in no event shall the termination of the Janssen Agreement for any reason be a violation or breach of this Section 4.06 or any other term of this Indenture, the Note Purchase Agreement or the Collateral Documents or constitute an Event of Default under this Indenture.

Section 4.07.          Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 4.08.          Offer to Repurchase upon Change of Control.

(a)           If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $50,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to 100% of the aggregate Accreted Value of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date shall be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder stating that a Change of Control has occurred and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Section 4.08 and described in such notice.

The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer and shall state:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.08;

(ii)           the amount of the Change of Control Payment and the Change of Control Payment Date;

(iii)          that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)          that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)           that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date;

(vi)          that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a telegram, telex, facsimile transmission or

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

letter setting forth the name of the Holder, the Accreted Value of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(vii)         that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that each such new Note shall be in a principal amount at maturity of $50,000 or an integral multiple of $1,000 in excess thereof.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail or wire transfer to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount at maturity of $50,000 or an integral multiple of $1,000 in excess thereof.  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and Accreted Value will cease to accrete and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.  The Company shall, if required under applicable securities laws, publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.  The provisions described herein that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 4.09.          Guarantees.

(a)           The Company shall provide to the Trustee, within 30 days following the date that any Person becomes a Subsidiary that Guarantees (or grants Liens to secure) the Existing Notes, a supplemental indenture to this Indenture substantially in the form set forth in Exhibit F hereto and a joinder or accession agreement or agreements related to (and if specified in a Collateral Document, in the form required by) the Collateral Documents, accompanied by an Opinion of Counsel, executed by such new Subsidiary, providing for a full and unconditional guarantee by such new Subsidiary of the Company’s obligations under the Notes and this Indenture.

(b)           The Company shall not permit any of its Subsidiaries, directly or indirectly, to Guarantee (or grant any Liens to secure) the Existing Notes unless contemporaneously such Subsidiary executes and delivers to the Trustee a supplemental indenture to this Indenture substantially in the form set forth in Exhibit F hereto, accompanied by an Opinion of Counsel, providing for the full and unconditional Guarantee of the payment of the Notes by such Subsidiary.

(c)           A Note Guarantee provided pursuant to Section 4.10(a) or (b) shall be subject to release in accordance with the provisions of Section 10.04 of this Indenture.

(d)           A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, except in accordance with the provisions of Section 10.03 of this Indenture.

Section 4.10.          Reports.

(a)           The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any period that the Company and/or any Guarantor is an issuer from which such information is required to be available under Rule 144A(d)(4), provided, however, that the obligations of the Company and the Guarantors under this Section 4.10 shall terminate upon the occurrence of a Change of Control.

(b)           The Company shall comply with is obligations, if any, under TIA §314(a).

Section 4.11.          Creation and Perfection of Liens Securing Collateral; Further Assurances.

The Company shall comply with the requirements of Section 4.02 of the Security Agreement.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 4.12.          Janssen Agreement.

(a)           The Company shall not, without the prior written consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding effectuate a Prohibited Amendment.

(b)           Subject to Section 4.12(e), the Company will, within five calendar days following the receipt by the Company from Janssen of notice received under Section 9.2.2 of the Janssen Agreement of the occurrence (or deemed occurrence) of a Milestone Event (a “Section 9.2.2 Notice”), (a) deliver to the Trustee and the Collateral Agent a copy of such Section 9.2.2 Notice and (b) invoice Janssen for the full amount of the Milestone Payment resulting therefrom.

(c)           Subject to Section 4.12(e), if the Company receives notice from Janssen or any other Person, terminating the Janssen Agreement, in whole or in part, then the Company shall no later than ten Business Days following receipt of such notice give a written notice to the Trustee and the Collateral Agent including a copy of any written notice received from Janssen or the other relevant Person.

(d)           Without the prior written consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding, the Company shall not, directly or indirectly, sell, assign, hypothecate or otherwise transfer the Janssen Agreement or any of its rights or obligations thereunder to any third party, including by operation of law or otherwise; provided, however, that the Company may, without the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding, directly or indirectly assign the Janssen Agreement or any of its rights or obligations thereunder to any third party with which it may merge or consolidate or to which it may sell all or substantially all of its assets.

(e)           Notwithstanding anything to the contrary in this Indenture and the Collateral Documents, the Company shall have no obligation under this Indenture or the Collateral Documents to provide the Trustee or the Collateral Agent with any information (whether part of a report, notice or otherwise) if disclosure by the Company to the Trustee or the Collateral Agent of such information would constitute a breach by the Company of any confidentiality obligation to Janssen or any other Person pursuant to the Janssen Agreement, as in effect on the date hereof.

Section 4.13.          Indemnification.

The Company and each Guarantor shall pay and hereby indemnifies the Trustee, each Holder, the Collateral Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and shall hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Indemnitee if the Company does not assume the defense of the applicable claim), incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Indenture, the Notes, any Purchase Document, any Collateral Document, any amendments, supplements, amendment and restatements, modifications or waivers of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii)  the use or proposed use of the proceeds of the Notes, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Company, any Guarantor or any of their respective Affiliates, or any environmental liability related in any way to the Company, any Guarantor or any of their respective Affiliates, or (iv) any actual or prospective claim, litigation, investigation (by any Governmental Authority or otherwise) or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by a third party, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee if the Company or such Note Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (ii) such indemnity shall not be available to any Holder or Related Party thereof or former Holder or Related Party thereof with respect to (a) any tax, including any interest and penalties thereon, (1) required by law, or alleged to be required by law, to be paid by a Holder or former Holder or (2) withheld in accordance with Section 4.14 from any payment to a Holder or former Holder, (b) any failure by the Holder or any Related Party thereof or of a former Holder or any Related Party thereof to comply with applicable law or (c) any claim, litigation, investigation or proceeding relating to the foregoing.  The Company shall pay any amount due under this Section 4.13 upon demand by the Trustee or any Holder, provided that such amounts may be escrowed by the Company with a third-party escrow agent if the Company has asserted that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee and a final and nonaapealable judgment on such claim has not yet been obtained.

The Company and each Guarantor shall pay or reimburse, within ten (10) days of demand, all reasonable out-of-pocket expenses incurred by the Trustee and the Collateral Agent (including the reasonable fees, charges and disbursements of any such Person’s counsel), in connection with the enforcement or protection of its rights following an Event of Default (A) in connection with this Indenture, the Notes and the Collateral Documents (whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceedings affecting creditors’ rights generally) or (B) in

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

connection with the Note Obligations, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Note Obligations.

Section 4.14.          Tax Matters.

(a)          The following terms shall have the meaning ascribed to them in this Section 4.14(a) for purposes of this Section 4.14:

(i)            “Aggregate Issue Price” means $122,216,581.

(ii)           “Annual Equivalent Accretion Rate” means 8%. (i.e., the implied interest rate on the Notes, on an annualized basis).

(iii)          “Day Basis” means 365.

(iv)          “e” means Euler’s number, i.e., the base of the natural logarithm (approximated at 2.7182818).

(v)           “Imputed Principal” means (a) if at any Payment Date, the Payment Amount minus the Regular Interest is less than or equal to zero, then zero; or (b) if at any Payment Date, the Payment Amount minus the Regular Interest is greater than zero, then the ratio of (1) the difference between the Payment Amount as of such Payment Date and the Regular Interest as of such Payment Date over (2) the Imputed Principal Factor as of such Payment Date.

(vi)          “Imputed Principal Factor” as of any Payment Date, means 1 plus the ratio of (a) the Remaining Face Value as of such Payment Date minus the Total Accreted Value as of such Payment Date over (b) the Remaining Aggregate Issue Price as of such Payment Date. For the avoidance of doubt, on the first Payment Date (a) the Remaining Face Value referred to in the immediately preceding sentence shall be the Initial Face Value and (b) the Remaining Aggregate Issue Price referred to in the immediately preceding sentence shall be the Aggregate Issue Price.

(vii)         “Initial Face Value” means the face value of the Notes where the Aggregate Issue Price is accreted at the Annual Equivalent Accretion Rate from the Issue Date to the Maturity Date computed on the basis of a 365-day year.  The formula shall be: Pert where P is the Aggregate Issue Price.

(viii)        “Interest Factor” means ert.

(ix)           “Issue Date” means September 30, 2009.

(x)            “Maturity Date” means October 31, 2012.

(xi)           “Payment” means any payment on the Notes.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(xii)          “Payment Amount” means any amount paid on the Notes.

(xiii)         “Payment Date” means the date of any Payment.

(xiv)        “Pre-payment Interest” means on any Payment Date, (a) the Payment Amount as of such Payment Date minus (b) the sum of the Regular Interest as of such Payment Date and the Imputed Principal as of such Payment Date.

(xv)         “r” means ln(1+Annual Equivalent Accretion Rate).

(xvi)        “Regular Interest” as of any Payment Date, means the lesser of (a) the Payment Amount and (b) the Total Accreted Value as of such Payment Date minus the Remaining Aggregate Issue Price as of such Payment Date.  For the avoidance of doubt, on the first Payment Date the Remaining Aggregate Issue Price referred to in the immediately preceding sentence shall be the Aggregate Issue Price.

(xvii)       “Remaining Aggregate Issue Price” means (a) immediately after the first Payment Date, the Aggregate Issue Price minus the Imputed Principal calculated as of such first Payment Date; (b) immediately after any subsequent Payment Date, the immediately preceding Remaining Aggregate Issue Price minus the Imputed Principal calculated as of such subsequent Payment Date.  For the avoidance of doubt, prior to and including the first Payment Date, the Remaining Aggregate Issue Price shall be equal to the Aggregate Issue Price.

(xviii)      “Remaining Face Value” as of any Payment Date, means (a) immediately after the first Payment Date, the Initial Face Value minus the Payment Amount as of such first Payment Date, and (b) immediately after any subsequent Payment Date, the immediately preceding Remaining Face Value minus the Payment Amount as of such subsequent Payment Date.  For the avoidance of doubt, prior to and including the first Payment Date, the Remaining Face Value shall be equal to the Initial Face Value.

(xix)         “t” means the number of days that have elapsed from the Issue Date to the relevant Payment Date divided by the Day Basis.

(xx)          “Total Accreted Value” as of any date, means the value of the Remaining Aggregate Issue Price at such date accreted at the Annual Equivalent Accretion Rate from the Issue Date to such date computed on the basis of a 365-day year.  The formula shall be: Pnert  where Pn means the Remaining Aggregate Issue Price.  For the avoidance of doubt, prior to and on the first Payment Date, the Remaining Aggregate Issue Price in the first two sentences of this clause 4.14(a)(xx) shall be equal to the Aggregate Issue Price.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)          Unless there is a change in applicable law or pursuant to an agreement described in sections 7(c) or 7(e) of the Note Purchase Agreement, for all U.S. federal, state and local tax purposes, all parties will treat (i) the Notes as debt of the Company for all tax purposes, (ii) any Imputed Principal as a repayment of principal and (iii) any Regular Interest as “portfolio interest” within the meaning of Section 871(h) of the Code.

(c)           Unless there is a change in applicable law or pursuant to an agreement described in sections 7(c) or 7(e) of the Note Purchase Agreement, the Company, the Paying Agent and each Guarantor will pay all Imputed Principal and Regular Interest Payments on the Notes (including any such Payment made under a Note Guarantee) free of any withholding taxes, provided that, with respect to U.S. federal withholding taxes, each Holder provides to the Company (i) a properly executed IRS Form W-9 or applicable IRS Form W-8, as the case may be, and (ii) to the extent applicable, a certificate claiming the exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code.

(d)           Unless there is a change in applicable law or pursuant to an agreement described in sections 7(c) or 7(e) of the Note Purchase Agreement, with respect to payments of amounts that are Pre-Payment Interest:

(i)            to a U.S. Holder that submits a properly executed IRS Form W-9 or a non-U.S. Holder that submits a properly executed IRS Form W-8ECI (in either case, either directly or accompanying a properly executed W-8IMY), the Company, the Paying Agent and each Guarantor (including any such amounts paid under a Note Guarantee) will pay such amounts free of any withholding taxes; and

(ii)           to any other non-U.S. Holder, the Company, the Paying Agent and each Guarantor (including any such amounts paid under a Note Guarantee) may withhold from such amounts any amounts required to be withheld for U.S. federal income tax purposes (taking into account any lower withholding rates available under a treaty if a properly executed IRS Form W-8BEN claiming treaty benefits is provided).

(e)           Unless there is a change in applicable law or pursuant to an agreement described in sections 7(c) or 7(e) of the Note Purchase Agreement, the Company and each Guarantor agree to report consistently with this Section 4.14 for U.S. federal, state and local tax purposes.

(f)            Amounts withheld from a payment on a Note by the Company, the Paying Agent or any Guarantor pursuant to this Section shall not affect the treatment of the applicable payment as paid in full for purposes of the applicable Note and this Indenture.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(g)           For purposes of this Section, a “change in applicable law” includes a change in regulations, a change in judicial interpretation or a change in other controlling legal authority.

ARTICLE V.

SUCCESSORS

Section 5.01.          Merger, Consolidation or Sale of Assets.

The Company shall not: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Company, in one or more related transactions, to another Person, unless at the time and after giving effect thereto:

(1)           either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (the “Surviving Entity”) assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents;

(2)           immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(3)           each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the Surviving Entity in accordance with the Notes and this Indenture;

(5)           the Company delivers to the Trustee an Officers’ Certificate stating that such transaction and such agreement comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with;

(6)           immediately following such transaction, the Collateral will continue to be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and not be subject to any other Liens.

Clauses (2) and (4) of this Section 5.01 will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its wholly-owned Subsidiaries.

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 5.02.          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or the Company and its Subsidiaries taken as a whole, in accordance with Section 5.01 hereof, the Surviving Entity will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein. In any such event (other than any transfer by way of lease), the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

Each of the following shall constitute an “Event of Default”:

(a)           default for 30 days in the payment when due of interest on the Notes or any other Note Obligation (other than the Note Obligations specified in Section 6.01(b) below), in each case whether or not prohibited by the subordination provisions of this Indenture;

(b)           default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal or Accreted Value of, or Liquidated Damages, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

(c)           failure by the Company or any of its Subsidiaries to comply with any of the provisions described under Sections 4.07, 4.08, 4.12(a) or Article V;

(d)           the Company:

(i)            commences a voluntary case under any Bankruptcy Law,

(ii)           consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property,

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(iv)          makes a general assignment for the benefit of its creditors, or

(v)           generally is not paying its debts as they become due;

(e)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company in an involuntary case;

(ii)           appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

(iii)          orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.          Acceleration.

If any Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 6.01 hereof with respect to the Company occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default(s).  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (d) or (e) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall become due and payable immediately without further action, notice or declaration on the part of the Trustee or any Holder.

After a declaration of acceleration, but before any exercise of remedies by the Trustee, the Holders of a majority in aggregate principal amount at maturity of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a)  the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the Accreted Value of, and Liquidated Damages, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, (b)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c)  all Events of Default, other than the non-payment of Accreted Value of, Liquidated Damages, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.  No

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon any Note becoming due and payable under this Section 6.02, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid Accreted Value of such Note, plus (1) all accrued and unpaid interest thereon and (2) Liquidated Damages, if any, determined in respect of such Accreted Value, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company prior to the Maturity Date, which would deprive each Holder of its full bargained for investment, and that each Holder’s investment decision was based upon its reasonable expectation of maintaining its investment in the Notes without any redemption or other principal payment prior to the Maturity Date.  In order to accommodate the request of the Company to allow for optional redemptions prior to the Maturity Date and in order to mitigate risks associated with allowing the Company to receive and retain Milestone Payments prior to the Maturity Date, the Holders have agreed to permit certain optional redemptions and mandatory redemptions under this Indenture.  However, in order to compensate the Holders for damages associated with any such redemption prior to the Maturity Date, whether by optional redemption or by mandatory redemption, the Holders have required, as a material and integral part of their investment decision, and the Company has agreed, that the Company must pay Liquidated Damages with respect to the redeemed Notes as well as the Accreted Value of the redeemed Notes.  In addition, in order to mitigate risks associated with the occurrence of Events of Default and Changes of Control, the Holders have provided for acceleration of the Note Obligations in connection with Events of Default and mandatory offers to repurchase the Notes following a Change of Control.  However, in order to compensate the Holders for damages associated with any payment of principal prior to the Maturity Date arising out of any such acceleration of the Note Obligations or repurchase prior to the Maturity Date, whether by optional acceleration or by mandatory acceleration, the Holders have required, as a material and integral part of their investment decision, and the Company has agreed, that the Company must pay Liquidated Damages as well as the Accreted Value of the Notes.  Any such acceleration (whether automatically or by declaration) or acceptance of a Change of Control Offer is necessary to protect the Holders’ investment in the Notes and does not constitute an election of remedies or a waiver of the right to receive Liquidated Damages.  In each such case described in this paragraph, the Liquidated Damages are intended to provide compensation to the Holders for the damages associated with a redemption, repurchase or other payment of principal prior to the Maturity Date and the deprivation of the right to maintain the investment in the Notes free from repayment prior to the Maturity Date.  The Company and the Holders agree that the actual amount of damages may be difficult to determine, and that the Liquidated Damages constitute a reasonable determination of such damages.  Upon acceleration of the Notes, Accreted Value shall cease to accrete and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Liquidated Damages will be calculated as of the date of such acceleration, but interest will accrue on the Accreted Value and the Liquidated Damages at the rate provided for overdue Accreted Value and Liquidated Damages on the Notes in Section 1 of the Notes and Section 4.01 hereof until such Accreted Value and Liquidated Damages are paid.

Section 6.03.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or Accreted Value, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Document.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults.

Subject to Section 6.07 and 9.02 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture or the Collateral Documents except a continuing Default or Event of Default in the payment of Accreted Value, Liquidated Damages or any interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.          Control by Majority.

Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.          Limitation on Suits.

Holders of the Notes may not enforce this Indenture or the Notes except as provided herein.  A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of a reasonable indemnity; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06) or any Collateral Document, the right of any Holder of a Note to receive payment of Accreted Value of, Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver or loss of any Lien of a Collateral Document upon any property subject to such Lien.

Section 6.08.          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

of an express trust against the Company or any Guarantor for the whole amount of Accreted Value of, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue Accreted Value, Liquidated Damages, if any and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

SECOND:  to Holders of Notes for amounts due and unpaid on the Notes for the Accrued Value of, Liquidated Damages, if any, and interest on the Notes, and all other Note Obligations, ratably, without preference or priority of any kind, according to the aggregate of such amounts due and payable; and

THIRD:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12.          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13.          Rights and Remedies Cumulative; Limitation on Damages.

Except as otherwise provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Notwithstanding anything to the contrary in this Indenture, the Note Purchase Agreement or the Collateral Documents, the Company shall not be liable for any indirect, special,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

incidental or consequential damages (included but not limited to lost profits) whatsoever under this Indenture, the Note Purchase Agreement or the Collateral Documents, even if it has been informed of the likelihood thereof and regardless of the form of action; provided, however, that this Section 6.13 shall not apply to or in any way prevent a claim for, or payment of, any Liquidated Damages due hereunder.

Section 6.14.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII.

TRUSTEE

Section 7.01.          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless (i) the Trustee or a Responsible Officer shall have actual knowledge of a Default or an Event of Default, (ii) the Trustee or a Responsible Officer shall have received notice of a Default or an Event of Default in accordance with the provisions of this Indenture or (iii) a Default or an Event of Default occurred or is occurring pursuant to Section 4.01 hereof.

Section 7.02.          Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  Except as provided in Section 7.01(b), the Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, the Trustee may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(d)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, demand or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or reasonable indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order, demand or direction.

(f)            Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(g)           Delivery of reports, information and documents to the Trustee under Section 4.11 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee; provided, however, in the event that the Trustee acquires any conflicting interest, the Trustee must (a) eliminate such conflict within 90 days, (b) if a registration statement with respect to the Notes is effective, apply to the Commission for permission to continue as Trustee or (c) resign as Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.04.          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 5 days after it occurs.  Except in the case of a Default or Event of Default in payment of Accreted Value of, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.          Reports by Trustee to Holders of the Notes.

Within 60 days after May 15 of each year commencing with the year 2010, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (other than claims asserted by the Company or any Holder) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek reasonable indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (except to the extent such failure prejudices the Company).  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of one such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien  prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, that such

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

corporation shall be otherwise qualified and eligible under this Article VII and under the TIA, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 7.10.          Eligibility; Disqualification.

There shall at all times be a Trustee and a Collateral Agent hereunder that, in each case, is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (with its affiliates) of at least $100.0 million as set forth in its most recent published annual report of condition.

If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  None of the Company or any of its Affiliates shall serve as Trustee or Collateral Agent.  If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.  If at any time the Collateral Agent shall cease to be eligible to serve as Collateral Agent hereunder pursuant to the provisions of this Section 7.10, it shall resign by providing (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02.          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (and the Guarantors shall be deemed to have been discharged from their Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, and all Obligations of the Guarantors with respect to their Note Guarantees shall be discharged (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the Accreted Value of or interest or Liquidated Damages, if any, on such Notes when such payments are due; (b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and (d) this Article VIII (and applicable provisions of Article III insofar as the Notes are to be defeased through a redemption date).  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

obligations under the covenants contained in Sections 4.06, 4.08, 4.09, 4.11 and 4.12 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) hereof shall not constitute an Event of Default.  Notwithstanding any Covenant Defeasance hereunder, however, the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith, shall survive until otherwise terminated or discharged hereunder.

Section 8.04.          Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a)           the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the maximum Accreted Value of, Liquidated Damages, if any, and interest, if any, on the outstanding Notes on the Stated Maturity or any prior redemption date selected by the Company, and on any potentially applicable prior redemption date pursuant to Section 3.08(b), and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit or (ii) insofar as Sections 6.01(h) or 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law, and (ii) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(h)           if the Notes are to be redeemed prior to their Stated Maturity, the Company shall deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(i)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 8.05.          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of Accreted Value, Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.          Repayment to Company.

Any money deposited with the Trustee, the Collateral Agent or any Paying Agent, or then held by the Company, in trust for the payment of the principal or Accreted Value of, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request (unless any abandoned property law designates that such amounts be paid to another Person) or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payments thereof (unless any abandoned property law designates another Person), and all liability of the Trustee, the Collateral Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee, the Collateral Agent or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.          Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of Accreted Vaue of, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or any of the Collateral Documents without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture or any Collateral Document of any such Holder;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(e)           to comply with the provisions of Section 4.09;

(f)            to comply with the rules of any applicable securities depositary;

(g)           to evidence and provide for the acceptance of appointment by a successor Trustee;

(h)           to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent pursuant to this Indenture or otherwise;

(i)            to provide for the release or addition of Collateral or Guarantees in accordance with the terms of this Indenture and the Collateral Documents; or

(j)            to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, any of the Collateral Documents, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the Accreted Value of, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the request of the Company and the Guarantors accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Trustee and the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the percentage of principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture or the Collateral Documents; reduce the principal of, Accreted Value of or Liquidated Damages of  or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(b)           reduce the rate of or change the time for payment of interest on any Note;

(c)           waive a Default or Event of Default in the payment of Accreted Value of, or interest, or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes at maturity and a waiver of the payment Default that resulted from such acceleration);

(d)           make any Note payable in money other than U.S. dollars;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(e)           make any change in the provisions of this Indenture or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Accreted Value of, or interest or Liquidated Damages, if any, on, the Notes;

(f)            release all or substantially all of the value of the Note Guarantees of the Guarantors from any of their obligations under their Note Guarantees or this Indenture, except in accordance with the terms of this Indenture;

(g)           impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(h)           except as explicitly set forth in Section 14.01, subordinate, in right of payment, the Notes, any Note Guarantee or any Note Obligation to any other Indebtedness of the Company or any Guarantor, or subordinate in priority any Lien or other right granted by this Indenture or any Collateral Document;

(i)            make any change in this Section 9.02, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(j)            make any change in any provision of Section 11.03 which change permits a release of Collateral, or, except to the extent permitted under Section 11.03, release any Collateral.

Collateral may be released only in accordance with this Indenture (including without limitation Section 11.03).  Notwithstanding anything to the contrary in this Article IX, any Guarantor that is a Significant Subsidiary may not be released from any of its obligations under its Note Guarantee or this Indenture (except in accordance with the terms of this Indenture) without the consent of Holders of the Notes representing at least 75% of the aggregate principal amount of the outstanding Notes.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.03.          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Note Guarantees or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 9.04.          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.          Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company and each Guarantor may not sign an amendment or supplemental Indenture until each of their respective Boards of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X.

NOTE GUARANTEES

Section 10.01.        Note Guarantees.

Any Guarantor, by executing a Note Guarantee, jointly and severally, fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the Accreted Value of, Liquidated Damages, if any and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

interest (including without limitation any interest which accrues under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including without limitation any interest which accrues under any Debtor Relief Law with respect to the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture and as otherwise provided in this Indenture.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 10.02.        Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an officer or Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.03.        Guarantors May Consolidate or Merge on Certain Terms.

(a)           A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to that transaction, no Event of Default exists; and

(2)           the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee and under the Collateral Documents pursuant to a joinder or accession agreement or agreements satisfactory to the Collateral Agent.

(b)           Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

(c)           Except as set forth in Section 10.04, in the case of any consolidation, merger, sale or conveyance of a Guarantor pursuant to Section 10.03(a)(2), upon the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.04.        Releases of Note Guarantees.

(a)           The Note Guarantee of a Guarantor will be released automatically in connection with any sale or other disposition of all of the Capital Stock, or all or substantially all of the assets, of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale of all such Capital Stock, or all or substantially all of the assets, of that Guarantor complies with this Indenture and the Collateral Documents.

(b)           If all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor are sold or disposed of in compliance with Section 10.04(a), then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Note Guarantee.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture and the Collateral Documents, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(c)           Any Guarantor not released from its obligations under its Note Guarantee pursuant to this Section 10.04 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

Section 10.05.        Trustee to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article X, shall in such case (unless the context shall otherwise require) be construed

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named, in this Article X, in place of the Trustee.

Section 10.06.        Limits on Note Guarantees.

Notwithstanding anything to the contrary in this Article X, the aggregate amount of the Obligations guaranteed under this Indenture by any Guarantor shall be reduced to the extent necessary to prevent the Note Guarantee of such Guarantor from violating or becoming voidable under any law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors.

Section 10.07.        Article XIV Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure of a Guarantor to make a payment pursuant its Note Guarantee by reason of any provision in Article XIV hereof shall not be construed as preventing the occurrence of a default by such Guarantor under its Note Guarantee. Nothing in Article XIV hereof shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantee pursuant to this Article X.

Section 10.08.        Trustee Not Fiduciary for Holders of Senior Indebtedness of Note Guarantors.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of Article XIV hereof or otherwise.

ARTICLE XI.

COLLATERAL AND SECURITY

Section 11.01.        Collateral Documents.

The due and punctual payment of the Accreted Value of, Liquidated Damages, if any, on and interest, if any, on, the Notes (including, without limitation, any interest which accrues after the commencement of any proceedings under any Debtor Relief Laws with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest (including, without limitation, any interest which accrues after the commencement of any proceedings under any Debtor

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Relief Laws with respect to any of the Company or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the overdue Accreted Value of, Liquidated Damages, if any, and interest, on the Notes and any other Note Obligations and performance of all other Obligations of the Company and the Guarantors to the Holders of Notes, the Trustee or the Collateral Agent under this Indenture, the Notes (including, without limitation, the Note Guarantees) or the Collateral Documents according to the terms hereunder or thereunder, are secured as provided in the Security Agreement, which the Company has entered into simultaneously with the execution of this Indenture, and the other Collateral Documents in effect from time to time.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, supplemented or otherwise modified from time to time in accordance with their terms and authorizes and directs the Collateral Agent and/or the Trustee (as the case may be) to enter into the Collateral Documents and to perform their obligations and exercise their rights thereunder in accordance therewith.  The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest or other Lien in the Collateral contemplated hereby or by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company and the Guarantors shall comply with the terms and provisions of the Collateral Documents and shall take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Note Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens. The provisions of this Section and Article shall apply only to the security interests and other Liens on the Collateral in favor of the Collateral Agent, and shall not impose or be interpreted as imposing any duty on the Company or any Guarantor to act in a manner that preserves the Collateral (including without limitation Janssen’s obligation to make the Milestone Payments or the amount of any Milestone Payment or the date on which a Milestone Payment is due) or to refrain from acting in a manner that adversely impacts the Collateral (including without limitation Janssen’s obligation to make the Milestone Payments or the amount of any Milestone Payment or the date on which a Milestone Payment is due); provided that the foregoing provisions of this sentence shall not limit the Company’s obligations under Section 4.15 of this Indenture.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 11.02.        Recording and Opinions.

The Company shall comply with the provisions of TIA §314(b) (including, without limitation, the provision of an initial and annual Opinion of Counsel under TIA §314(b)); provided that the Company shall not be required to comply with TIA §314(b)(1) until this Indenture is qualified pursuant to the TIA.  Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §314(b)(2), the Company shall furnish such opinion within three months following each anniversary date of such qualification.

Section 11.03.        Release of Collateral.

(a)           The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes and Note Guarantees outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(1)           in whole, as to all property subject to such Liens, upon:

(A)          payment in full of the Accreted Value of, accrued and unpaid interest and Liquidated Damages, if any, on the Notes; or

(B)           satisfaction and discharge of this Indenture as set forth in Article XII hereof; or

(C)           Legal Defeasance or Covenant Defeasance of this Indenture as set forth in Article VIII hereof; or

(2)           in whole or in part, in accordance with the applicable provisions of the Collateral Documents.

Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Collateral Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

(b)           To the extent applicable, the Company shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien created by the Collateral Documents, to be complied with.  Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee.  Notwithstanding anything to the contrary in this Section 11.03, the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.

(c)           To the extent applicable, the Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents:

(i)                                     all documents required by TIA §314(d); and

(ii)                                  an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

(d)           The release of any Collateral from the terms of the Collateral Documents, or the release, in whole or in part, of the Liens created by the Collateral Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Collateral Documents.  In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by TIA §314(d) to permit such release.

Section 11.04.        Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Collateral Documents.

(a)           Subject to the provisions of the Collateral Documents, the Trustee may (but without any obligation to do so), in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(1)           enforce any of the terms of the Security Agreement and any other Collateral Document; and

(2)           collect and receive any and all amounts payable in respect of the Note Obligations of the Company and the Guarantors hereunder.

(b)           Subject to the provisions of the Collateral Documents, the Trustee will have power (but without any obligation) to institute and maintain, or to direct, on behalf of the Holders of the Notes, the Collateral Agent to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Lien on the Collateral by any acts that may be unlawful or in violation of this Indenture or any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Lien on the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

(c)           Unless otherwise provided herein, all instructions to the Trustee are to be made pursuant to the vote of the Holders of a majority in aggregate principal amount of Notes.

Section 11.05.        Authorization of Receipt of Funds by the Trustee or the Collateral Agent under the Security Agreement.

Each of the Trustee and the Collateral Agent is authorized to receive any funds for the benefit of the Holders of Notes distributed under any of the Collateral Documents, and the Collateral Agent, in accordance with the terms of the Security Agreement, is and the Trustee is authorized to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 11.06.        Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral.

(a)           Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee and the Collateral Agent shall be

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b)           The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Collateral Documents by the Company, the Guarantors or the Collateral Agent (if the Trustee is not the Collateral Agent).

Section 11.07.        Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.08.        Collateral Agent.

(a)           The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Collateral Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, together with such powers as are reasonably incidental thereto.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.08 and Section 7.10.  The provisions of this Section 11.08 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

beneficiary of any of the provisions contained herein other than as expressly provided in this Section 11.08.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in Section 7.10, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture and the Collateral Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b)           The Collateral Agent may execute any of its duties under this Indenture or the Collateral Documents by or through agents, employees, attorneys-in-fact or through its Affiliates and shall be entitled to an Officers’ Certificate or an Opinion of Counsel or both concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Affiliate that it selects as long as such selection was made without negligence or willful misconduct.

(c)           None of the Collateral Agent or any of its Affiliates shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Collateral Documents or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or Guarantor, or any officer thereof, contained in this Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of the Company any Guarantor or any other party to this Indenture or the Collateral Documents to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its Affiliates shall be under any

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Collateral Documents or to inspect the properties, books, or records of the Company, any Guarantor or their respective Affiliates.

(d)           The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or other document believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)           The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, Holders of Notes, the Company or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 11.08); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)            U.S. Bank National Association and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company, any Guarantor or their respective Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its respective Affiliates may receive information regarding the Company or any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any Guarantor or any of their Affiliates) and acknowledge that the Collateral Agent shall

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association to advance funds.

(g)           The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent.  If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Default or Event of Default), shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Default or Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(h)           The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(i)            The Trustee, as such and as Collateral Agent, is authorized and directed to (i) enter into the Collateral Documents, (ii) bind the Holders on the terms as set forth in the Collateral Documents and (iii) perform and observe its obligations under the Collateral Documents.

(j)            The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company or the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VII, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

(k)           The Trustee is each Holder’s agent and the Collateral Agent is the Trustee’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession or control.  Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(l)            The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any part of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m)          No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(n)           The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a an officer thereof, unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company or any Guarantor (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.  The Collateral Agent shall be indemnified by the Company and the Guarantors to the same extent as the indemnification of the Trustee herein.

(o)           Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)           The Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to it against any loss, liability or expense.

(q)           Notwithstanding anything herein to the contrary, in acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

ARTICLE XII.

SATISFACTION AND DISCHARGE

Section 12.01.        Satisfaction And Discharge Of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes hereunder, and the Trustee, upon receipt from the Company of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

(1)           all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(2)           (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for Accreted Value, Liquidated Damages if any, and accrued interest to the date of maturity or redemption;

(B)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(C)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and not provided for by the deposit required by clause (A) above; and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(D)          the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Notwithstanding the satisfaction and discharge hereof, the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith, the obligations of the Company to the Trustee under Section 7.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 12.01, the obligations of the Trustee under Section 12.02 and Section 8.06, shall survive.

Section 12.02.        Application of Trust Money.

Subject to the provisions of Section 8.06, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Accreted Value of, Liquidated Damages, if any, and interest on, the Notes for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01.        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.02.        Notices.

Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or a Guarantor:

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention:      Philippe Tinmouth
  Head, Business Development & Licensing
Facsimile: 617-444-6632
Email: phil_tinmouth@vrtx.com

with a copy (which shall not constitute notice) to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139
Attention:      Kenneth S. Boger, Esq.
  Senior Vice President and General Counsel
Facsimile: 617-444-7117
Email: ken_boger@vrtx.com

If to the Trustee:

U.S. Bank National Association

c/o U.S. Bank Corporate Trust Services

100 Wall Street

Suite 1600

New York, NY 10005

Facsimile: 617-603-6667

Attention:  Karen R. Beard

Email: karen.beard@usbank.com

The Company, a Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Any notice or communication shall also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.        Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04.        Certificate and Opinion As to Conditions Precedent.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Company and/or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know,

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Section 13.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided, that no such rule shall conflict with the terms of this Indenture or the TIA.

Section 13.07.        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.08.        Governing Law.

THE INDENTURE, THE NOTES, ANY NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 13.09.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture, the Notes or the Note Guarantees.

Section 13.10.        Successors.

All agreements of the Company and the Guarantors in this Indenture, the Note Guarantees and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.        Severability.

In case any provision in this Indenture, the Note Guarantees or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.        Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.        Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.        Further Instruments and Acts.

Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.15.        Limitation on Agreements.

It is the intention of the Company and each Holder that each Holder shall conform strictly to applicable usury laws.  Accordingly, if the transactions contemplated hereby or by the Notes, any Collateral Document or any other agreement, instrument or document evidencing, securing or otherwise pertaining to the Note Obligations (collectively, the “Documents”) would be usurious as to any Holder under any applicable law (including any law mandatorily applicable to such Person notwithstanding the other provisions of this Indenture), then, in that event, notwithstanding anything to the contrary in this Indenture or any other Document, it is agreed that (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Holder under the Documents shall under no circumstances exceed the maximum nonusurious amount allowed by applicable law and (ii) any sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the Note Obligations or, at the recipient’s option, promptly returned to the Company.  In determining whether or not interest exceeds the maximum permitted amount, the Company and any such Holder agree, to the extent necessary, (a) to recharacterize any non-principal payment as principal, fee, expense, premium or other amount rather than as interest, and (b) to amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Note Obligations so that the rate or amount of interest does not exceed the legal limit.  If at any time the amount of interest is limited by the foregoing, then the amount of interest payable at all times thereafter shall continue to be computed at the maximum nonusurious rate allowed by applicable law until the total amount of interest payable shall equal the total amount of interest that would have been payable under the Documents without such limitation (assuming such interest had been permitted by applicable law).  Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, the Trustee and the Paying Agent shall have no obligations or liabilities under this Section 13.15.

ARTICLE XIV.

SUBORDINATION

Section 14.01.                       Subordination.

(a)                                  The Company agrees, and each Holder by accepting a Note agrees, that the Notes rank pari passu in right of payment with the Existing Notes.  The Company agrees, and each Holder by accepting a Note agrees, that the Notes and the Note Obligations are hereby expressly subordinated, to the extent and in the manner set forth in this Section 14.01 and  except as otherwise provided in Section 14.02, in right of payment to the prior payment in full of all Senior Debt.

(b)                                 In the event of any payment or distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the Holders shall be entitled to receive and indefeasibly retain all Payments from Collateral.  The holders of all Senior Debt shall be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, and such payment or provision shall be made to or for the holders of Senior Debt before the Holders are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the Deficiency Claim.

(c)           In the event of any acceleration of the Notes because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment, other than Payments from Collateral, shall be made by the Company with respect to the Accreted Value of, Liquidated Damages, if any, or interest, if any, on the Notes or to acquire any of the Notes (including any redemption or Change of Control Payment) or with respect to any Note Obligations, and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

(d)           In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, Payments from Collateral may be made to Holders but no other payment shall be made by the Company with respect to the Notes or the Note Obligations.  In the event of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued, the Company promptly (and in any event no later than five Business Days following such default) shall provide written notice to the Trustee of such default; provided, however, that the failure to give such notice shall not in any way limit the effect of this Section 14.01.

(e)           In the event that, notwithstanding the foregoing provisions of Section 14.01(b), (c) or (d), any payment on account of the Notes, other than Payments from Collateral, shall be made by or on behalf of the Company and received by the Trustee or any Holder:

(i)            after the occurrence of an event specified in Section 14.01(b) or (c), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor; or

(ii)           after the happening of an event of default of the type specified in Section 14.01(d) above;

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, such payment shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

(f)            Each Guarantor’s Note Guarantee of the Deficiency Claim is hereby expressly subordinated in right of payment to all Senior Debt to the same extent as set forth above with respect to the Company’s obligations in respect of the Deficiency Claim.

Section 14.02.        Absolute and Unconditional Obligation; Realizations from Collateral Not Subordinated.

(a)           Nothing contained in Section 14.01 or elsewhere in this Indenture or the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Note Obligations as and when the same shall become due and payable in accordance with this Indenture, the Notes and the Collateral Documents, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein prevent the Collateral Agent, the Trustee or the Holders from exercising all rights and remedies otherwise permitted by applicable law, including all rights and remedies specified in Section 14.02(b) below.

(b)           Nothing in this Article XIV or elsewhere in this Indenture, the Notes or any Collateral Document is intended to or shall directly or indirectly impair, impede, bar, limit, or hinder any of the following, each of which is absolute and unconditional:

(i)            all rights, remedies, powers and privileges that the Collateral Agent, the Trustee or any Holder has or may have against the Collateral or the direct and indirect proceeds thereof under this Indenture, the Collateral Documents, at law, equity or otherwise;

(ii)           the rights of the Collateral Agent and the Trustee to receive the Collateral and all proceeds and other funds attributable to the Collateral and the direct and indirect proceeds thereof and of the exercise of any such rights, remedies, powers and privileges (collectively, including the Collateral, “Payments from Collateral”, provided that payments made by the Company upon the occurrence of any Milestone Event from sources other than Milestone Payments shall not constitute “Payments from Collateral”);

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(iii)          the rights of the Collateral Agent and the Trustee to distribute Payments from Collateral to the Holders in full or partial satisfaction of the Note Obligations; and

(iv)          the rights of the Holders to receive and indefeasibly retain Payments from Collateral, free and clear of the trust and turnover obligation described in Section 14.01(e), and free and clear of all rights and claims of the holders of Senior Debt and their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any Senior Debt may have been issued.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 14.03.                                               Article XIV Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment pursuant to the Notes by reason of any provision in this Article XIV shall not be construed as preventing the occurrence of a Default. Nothing in this Article XIV shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 14.04.                                               Trustee Not Fiduciary for Holders of Senior Debt of the Issuer.The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XIV or otherwise.

Section 14.05.                                               Rights of Holders of Senior Debt Not Impaired.     No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 14.06.                                               Modification of Terms of Senior Debt.     Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

[Signatures on following pages]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation

By:	/s/ Matthew Emmens
Name: Matthew Emmens
Title: Chief Executive Officer

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen Beard
Name: Karen Beard
Title: Authorized Signatory

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

F-1